                                  FORM S-8
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                  Crane Co.
________________________________________________________________
            Exact Name of registrant as specified in its charter
Delaware                                  13-1952290
________________________________________________________________
State or other jurisdiction of            I.R.S. Employer
incorporation or organization             Identification No.

                100 First Stamford Place, Stamford, CT  06902
             Address of Principal Executive Offices  (zip code)

                    CRANE CO. RESTRICTED STOCK AWARD PLAN
                           Full title of the plan

                          Paul R. Hundt, Secretary
          Crane Co., 100 First Stamford Place, Stamford, CT.  06902
                    Name and address of agent for service

                                203-363-7300
                    Telephone number of agent for service

                                  COPY TO:
               Thomas J. Ungerland, Esq., Assistant Secretary
          Crane Co., 100 First Stamford Place, Stamford, CT  06902

                       CALCULATION OF REGISTRATION FEE
________________________________________________________________
Title of     Amount to   Proposed   Proposed    Amount of
Securities   be          maximum    maximum     registration
to be        registered  offering   aggregate   fee
registered               price per  offering
                         share
________________________________________________________________
Common Share 92,994 shs  $35.25     $3,278,039  $1,130.36
par value    (1)         (2)                    (2)
per share
________________________________________________________________

(1) Such additional indeterminable amount of Common Shares is hereby registered as may be required by reason of the antidilution provisions of the Crane Co. Restricted Stock
      Award Plan.

(2) Pursuant to Rule 457(c) of the General Rules and Regulations under the Securities Act of 1933 (the "Rules"), the registration fee is calculated on the basis of the average of the high and low prices as reported on the New York Stock Exchange-Consolidated Trading on May 12, 1995.

(3) Pursuant to Rule 429 of the Rules, the prospectus materials to be utilized in connection with the offering of securities under this Registration Statement will also be used in connection with the offering of securities of the registrant registered under Registration Statement on Form S-8 file No.33-22904.

Incorporated By Reference

The contents of Registration Statement on Form S-8 File No. 33-
22904 are incorporated herein by reference.

Exhibits

4. (a) Crane Co. Restricted Stock Award Plan, as amended through May 10, 1993.

      (b)(i) Restricted Stock Award Agreement - Incentive Award
         (ii) Restricted Stock Award Agreement - Time Vesting

5.    Opinion and Consent of Paul R. Hundt, Esq., General Counsel
      & Secretary of the registrant.

23.   Consent of Deloitte & Touche LLP.

Additional Undertaking

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Stamford, State of Connecticut on the 17th day of May, 1995.


                              CRANE CO.



                              BY /S/R. S. Evans
                                 R. S. Evans
                                 Chairman of the Board

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul R. Hundt and Thomas J. Ungerland, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE                    TITLE                        DATE

/S/R. S. Evans     Chairman of the Board
R. S. Evans        Principal Executive
                   Officer and Director             May 17, 1995

/S/D. S. Smith     Vice President
D. S. Smith        Principal Financial Officer      May 17, 1995

/S/M. L. Raithel     Controller Principal
M. L. Raithel        Accounting Officer             May 17, 1995




/S/M. Anathan,III    Director                       May  8, 1995
M. Anathan, III

                     Director                       May  8, 1995
E. T. Bigelow, Jr.

/S/R. S. Forte'      Director                       May  8, 1995
R. S. Forte'

/S/D. R. Gardner     Director                       May  8, 1995
D. R. Gardner

/S/J. Gaulin         Director                       May  8, 1995
J. Gaulin

/S/D. C. Minton      Director                       May  8, 1995
D. C. Minton

/S/C. J. Queenan,Jr. Director                       May  8, 1995
C. J. Queenan, Jr.

/S/B. Yavitz         Director                       May  8, 1995
B. Yavitz

Exhibit 4(a)



                                CRANE CO.
                       RESTRICTED STOCK AWARD PLAN
                    (As Amended through May 10, 1993)

1.  Purposes of the Plan

      The 1988 Restricted Stock Award Plan (the "Plan") for key officers and employees of Crane Co. (the "Company") is intended to attract and retain employees of the Company and its subsidiaries who are and will be contributing to the success of the business; to motivate and reward outstanding employees who have made significant contributions to the success of the Company and encourage them to continue to give their best efforts to its future success; to provide competitive incentive compensation opportunities; and to further opportunities for stock ownership by such employees in order to increase their proprietary interest in the Company and to increase their personal interest in its continued success. Accordingly, the Company may, from time to time, on or before May 30, 1998, grant to selected key officers and employees ("Participants") awards of shares of Common Stock par value $1.00, of the Company ("Common
Stock") subject to the terms and conditions hereinafter provided.

2.  Administration of the Plan

      This Plan shall be administered by the Organization and Compensation Committee of the Board of Directors of the Company or by such other Committee composed of at least three members of the Board of Directors of the Company as may be designated by the Board. Such Committee (the "Committee") is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate. No member of the Committee shall be eligible to participate in, and no person shall become a member of the Committee if within one year prior thereto he or she shall have been eligible to participate in this Plan or any other plan of the Company or any of its affiliates (other than the 1988 Non-Employee Director Restricted Stock Plan) entitling the participants therein to acquire stock, stock options, stock appreciation rights or restricted stock of the Company or any of its affiliates. Decisions of the Committee in connection with the administration of the Plan shall be final, conclusive and binding upon all parties, including the Company, stockholders and employees.

      The Committee may employ attorneys, consultants, accountants or other persons and the Committee and the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All usual and reasonable expenses of the Committee shall be paid by the Company. No member shall receive compensation with respect to his services for the Committee except as may be authorized by the Board of Directors. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or awards made thereunder, and all members of the Committee shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      Subject to the terms, provisions and conditions of this Plan as set forth herein, the Committee shall have sole discretion and authority:

      (a) to select the key officers and employees to receive awards under the Plan (it being understood that more than one award may be granted to the same person);

      (b) to determine the number of shares to be awarded each recipient;

      (c) to determine the restrictions as to period and the market value threshold applicable to each award;

      (d) to determine the time or times when awards may be granted and any additional terms and conditions which may be placed upon receiving such award; and

      (e) to prescribe the form of agreement, legend or other instruments evidencing any awards granted under this Plan.

      "With respect to any outstanding awards, the Committee shall have sole discretion and authority to modify at any time the restriction as to period (as well as any schedule of installments for the lapse thereof), the market value threshold applicable thereto, the terms and conditions placed thereon, and the form of agreement, legend or other instrument evidencing such award provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of any participant under such award except in accordance with the Plan, or any applicable agreement, or applicable law, or with consent of the participant."





3.  Stock Subject to the Plan

      The aggregate number of shares of Common Stock which may be awarded under the Plan shall not exceed 1,000,000 shares provided, however, effective May 10, 1993 the maximum number of shares which may be awarded under the Plan shall be increased so that the number of shares available for grant under the Plan on and after that date shall be 500,000 shares. Shares to be awarded under this Plan shall be made available, at the discretion of the Board of Directors, either from the authorized but unissued shares of Common Stock of the Company or from shares of Common Stock reacquired by the Company, including shares purchased in the open market. If any shares of Common Stock awarded under the Plan are reacquired by the Company in accordance with
Section 6(c) of the Plan, such shares shall again become available for use under the Plan and shall be regarded as not having been previously awarded.

4.  Eligibility

      Restricted stock shall be awarded only to key officers and employees of the Company or of a subsidiary of the Company. The term "employees" shall include officers as well as other employees of the Company and its subsidiaries and shall include directors who are also employees of the Company or of a subsidiary of the Company.

5.  Awards and Certificates

      (a) The prospective recipient of an award of restricted stock shall not, with respect to such award, be deemed to have become a participant or to have any rights with respect to such award until and unless such recipient shall have executed an agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Company and otherwise complied with the then applicable terms and conditions.

      (b) Each participant shall be issued a certificate in respect of shares of restricted stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the 1988 Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, CT 06902."

      (c) All certificates for restricted stock delivered under this Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

      (d) The Committee may adopt rules which provide that the stock certificates evidencing such shares may be held in custody by a bank or other institution, or that the Company may itself hold such shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

      (e) Recipients of awards under this Plan are not required to make any payment or provide consideration other than the rendering of services.

      (f) The Committee will have the discretion, as to any award, to award a separate cash amount, payable to the participant at the time when the forfeiture restrictions on the restricted stock lapse or at such earlier time as a participant may elect to be taxed with respect to such restricted stock equal to (i) the federal income tax and golden parachute excise tax (if any) payable with respect to the lapse of such restrictions or with respect to such election, divided by (ii) one (1) minus the total effective federal income and excise tax rate applicable as a result of the lapse of such restrictions or a result of such election.

6.  Restrictions and Forfeitures

      The shares of Common Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

      (a) Subject to subparagraph (d) hereof, commencing with the date of each award (the "Restriction Period"), the participant will not be permitted to sell, transfer, pledge or assign restricted stock awarded under this Plan until the expiration of the period set by the Committee or until the Common Stock attains a threshold market value established by the Committee at the date of the award, whichever is earlier. Within these limits the Committee may provide at the time of the award for the lapse of such restrictions in installments where deemed appropriate.

      (b)  Except as provided in Section 6(a), the
participant shall have with respect to the restricted stock all of the rights of a shareholder of the Company, including the right to vote the shares and receive dividends and other distributions.

      (c) Subject to the provisions of Section 6(d), unless otherwise determined by the Committee, upon termination of employment for any reason during the restriction period, all shares still subject to restriction shall be forfeited by the participant and will be reacquired by the Company.

      (d) In the event of a participant's retirement, permanent total disability, or death or in the event of a change in control, all remaining restrictions will lapse with respect to such participant's restricted stock. In addition, in cases of special circumstances, the Committee may, in its sole discretion when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant's restricted stock. For purposes of this Plan, the term "change in control" shall mean (i) the first purchase of shares pursuant to a tender offer or exchange offer (other than a tender offer or exchange offer by the Company) for all or part of the Company's Common Stock or any securities convertible into such Common Stock, (ii) the receipt by the Company of a schedule 13D or other advice indicating that a person is the "beneficial owner" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") of 20% or more of the Company's Common Stock calculated as provided in paragraph (d) of said Rule 13d-3,
(iii) the date of approval by stockholders of the Company of an agreement providing for any consolidation or merger of the Company in which the Company will not be the continuing or surviving corporation or pursuant to which shares of Common Stock of the Company would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock of the Company immediately prior to the merger would have the same proportion of ownership of common stock of the surviving corporation immediately after the merger, (iv) the date of the approval by stockholders of the Company of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company (v) the adoption of any plan or proposal for the liquidation (but not a partial liquidation) or dissolution of the Company (vi) the date upon which the individuals who constitute the Board of Directors of the Company (the "Board") as of April 25, 1988 (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to such date who election, or nomination for election by the Company's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule l4a-ll of Regulation l4A promulgated under the Exchange Act) shall be for purposes of this agreement, considered as though such person were a member of the Incumbent Board.

      (e)  Notwithstanding the other provisions of this
Section 6, the Committee may adopt rules which would permit a gift by a participant of restricted stock to a spouse, child, stepchild, grandchild or legal dependent or to a Trust whose beneficiary or beneficiaries shall be either such a person or persons or the participant.

      (f) Any attempt to dispose of restricted stock in a manner contrary to the restrictions shall be ineffective.

      (g) Nothing in this Section 6 shall preclude a participant from exchanging any restricted stock for any other shares of Crane Common Stock that are similarly restricted.

7.  Termination and Amendment

      The Board of Directors may amend, suspend or terminate the Plan at any time, provided that no such modification without the approval of shareholders shall:

      (a) materially increase the benefits accruing to participants under the Plan or materially increase the maximum number of shares of Common Stock which are available for awards under the Plan;

      (b) extend the period during which awards may be granted under the Plan beyond May 30, 1998; or

      (c) impair the rights of any participant under any then outstanding award, except in accordance with the Plan or any applicable agreement or applicable law or with consent of the participant; or otherwise materially change the requirements for eligibility under the Plan, except that any such increase or modification that results from adjustments authorized by Section 8(a) does not require such approval.





8.  Miscellaneous

      (a) In the event that the number of outstanding shares of Common Stock of the Company shall be changed by reason of split-ups or combinations of shares or recapitalizations or by reason of stock splits, distributions or dividends, the number of shares for which awards of restricted stock may be granted under this Plan shall be appropriately adjusted as determined by the Board of Directors so as to reflect such change.

      (b) No employee or other person shall have any claim or right to be granted shares of restricted stock under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant, recipient, employee or other person any right to be retained in the employ of the Company.

      (c) Income realized as a result of an award of restricted stock shall not be included in the participant's earnings for the purpose of any benefit plan in which the participant may be enrolled or for which the participant may become eligible unless otherwise specifically provided for in such plan.

      (d) The Company shall have the right to require the participant to pay to the Company the cash amount of any taxes which the Company is required to withhold provided that anything contained herein to the contrary notwithstanding, the committee may accept stock received in connection with the award being taxed or otherwise previously acquired in satisfaction of withholding requirements.

      (e) Each award of restricted stock shall be evidenced by a written agreement, executed by the employee and the Company, containing such restrictions, terms and conditions as the Committee may require.

9.  Term of Plan

      This Plan shall be submitted to the shareholders of the Company at the Annual Meeting in 1988 and, if approved by the shareholders, shall become effective April 25, 1988. No shares shall be awarded under the Plan after May 30, 1998.

EXHIBIT 4(b)(i)

               RESTRICTED STOCK AGREEMENT-INCENTIVE AWARD
           UNDER THE RESTRICTED STOCK AWARD PLAN OF CRANE CO.
                          BETWEEN CRANE CO. AND
                                1~
                         DATED AS OF MAY 8, 1995

In recognition of the valued services performed by 2~ (the
"Participant") for Crane Co. and its subsidiaries and as an incentive for continued employment, Crane Co. (the
"Corporation"), through the Organization and Compensation
Committee of its Board of Directors (the "Committee"), has determined to award to the Participant certain shares of restricted stock under the terms of the Restricted Stock
Award Plan of Crane Co. (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section 5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

      (a) "Fair Market Value" as of any day shall, for all purposes, mean the average of the high and low prices of the Crane Common Stock, par value $1.00 (the "Crane Shares") as reported in the New York Stock Exchange--Composite Transactions for that day or, if not listed thereon, on such other exchange as it may be listed, or if traded only in the over-the-counter market, the average of the bid and asked on that day, or if no sale or bid for the Crane Shares has been recorded on such day, then on the next preceding day on which a sale or bid was so made.

      (b) "Grant Price" shall mean $34.44 per share. In the event that there is an increase in the number of issued Crane Shares by reason of stock dividends distributions, recapitalizations, or split-ups, the Grant Price shall promptly after such event be decreased in proportion to such increase in issued Crane Shares that occurred as a result of such event.





            Conversely, in case the issued Crane Shares shall be combined into a smaller number of Crane Shares, the Grant Price shall be promptly after such event increased in proportion to such decrease in issued Crane Shares that has occurred as a result of such event. In the event of any merger, consolidation, reorganization, liquidation in part or in whole, spinoff, spinout, or extraordinary distribution or dividend on Crane Shares whether in cash, debt obligations of the Corporation or other personal property of any kind, the Committee may make such adjustment in the Grant Price as the Committee in its reasonable discretion deems appropriate.

      (c) "Restriction Period" shall mean a period commencing on the date of the award and ending on May 8, 2000.

      (d) "Change-in-Control" shall have the meaning set forth in Section 6(d) of the Plan.

      (e) "Permanent Total Disability" shall mean wholly and permanently prevented from engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

      (f) "Retirement" shall mean "Normal Retirement" as defined in Crane Co.'s Pension Plan for
            Non-Bargaining Employees ("Crane Pension Plan").

      (g)   "Test Date" shall mean (i) for purposes of Section
            3(a)(i) of this Agreement - November 8, 1997; and
            (ii) for purposes of Sections 3(a)(ii) and 3(a)(iii) of this Agreement - May 8, 2000.

      (h)   "Start Date" shall mean (i) for purposes of
            Section 3(a)(i) and 3(a)(iii) of this Agreement -
            May 8, 1995 and for purposes of Section 3(a)(ii) of this Agreement - November 8, 1997.

      (i) "Crane Total Return" for any period shall mean the total return on the Crane Shares over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:

            Crane Total Return = (B/A)-1

            A   =                    The average of the Fair
                                     Market Values of the Crane
                                     Shares as reported in the New
                                     York Stock Exchange Composite
                                     Transactions over a period of
                                     twenty trading days beginning
                                     with, and including, the
                                     Start Date ("Starting
                                     Period").  If an ex-dividend
                                     date for a non-cash dividend
                                     on the Crane Shares occurs
                                     during the Starting Period,
                                     the value of such dividend
                                     (determined in accordance
                                     with the principles (ii)(iii)
                                     and (iv) below to be utilized
                                     for the purpose of
                                     calculating "D") shall be
                                     added to the Fair Market
                                     Values of the Crane Shares on
                                     and after such ex-dividend
                                     date for the purpose of
                                     calculating "A."

            B   =                    C x D

            C   =                    The average of the Fair
                                     Market Values of the Crane
                                     Shares as reported in the New
                                     York Stock Exchange Composite
                                     Transactions over the period
                                     of twenty trading days which
                                     immediately precede the Test
                                     Date ("Testing Period").

            D   =                    The number of Crane Shares
                                     that would have been owned on
                                     the Test Date assuming one
                                     such Crane Share  had been
                                     owned on the Start Date and
                                     all dividends and
                                     distributions, whether in
                                     cash, in kind, or in debt or
                                     equity securities of the
                                     Corporation, subsequent to
                                     the Start Date had been
                                     reinvested in Crane Shares.






            For the purpose of calculating "D":

            (i) the amount of each dividend shall be assumed to have been reinvested by acquiring Crane
                                     Shares at their Fair Market
                                     Value on the relevant
                                     ex-dividend date;

            (ii)                     the amount of a dividend paid
                                     in marketable securities
                                     (such as spin-offs of
                                     subsidiary stock) shall be
                                     deemed to be the closing
                                     price of such securities in
                                     the relevant market therefor
                                     on the relevant ex-dividend
                                     date;

             (iii) the amount of a dividend paid other than in cash or marketable securities, shall be deemed to be the fair market value of the asset transferred as at the relevant ex-dividend date;

            (iv)                     no allowance shall be made
                                     for tax or transaction costs.

      (j) "S&P 500 Total Return" for any period shall mean shall mean the total return on the S&P 500 Stocks Index (the "Index") over the period commencing on the Start Date and ending on the Test Date specified for that period and shall be calculated as follows:

            S&P 500 Total Return = (X/W)-1

            W   =                    The average of the Closing
                                     Prices of the Index over the
                                     Starting Period

            X   =                    Y x Z

            Y   =                    The average of the Closing
                                     Prices of the Index over the
                                     Testing Period

            Z   =                    The number of units of the
                                     Index that would have been
                                     owned on the Test Date
                                     assuming one unit was owned
                                     on the Start Date and all
                                     dividends on the Index
                                     subsequent to the Start Date
                                     (as calculated and published
                                     by Standard & Poors) were
                                     reinvested in further units
                                     of the Index.

            For the purpose of calculating "Z":

            (i) the total amount of dividends on the Index during each calendar month shall be assumed to be reinvested by acquiring further units of the Index at the average monthly price of the Index on the last business day of that month;

            (ii) dividends on the Index during the calendar month in which the Test Date falls sahll be prorated through the Test Date and shall be assumed to be reinvested by acquiring further units of the Index at the closing price of the Index on the Test Date; and

           (iii)  no allowance shall be made for tax or
                  transaction costs;

2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards 3~ Crane Shares (the "Restricted Stock") to the
Participant (in the aggregate the "Full Grant of Restricted
Stock").

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Shares are subject to forfeiture and may not be sold, transferred, assigned or pledged (the "Restrictions"). The
      Restrictions on the Restricted Stock shall automatically lapse:

      (i) On up to fifty percent (50%) of the Full Grant of Restricted Stock on November 8, 1997 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return and (ii) the Fair Market Value of a Crane Share shall exceed the Grant Price, in which case the restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500 Total Return as follows:

                  % By Which Crane   % of Full
                  Total Return       Grant of Restricted
                  Exceeds the S&P    Stock on Which
                  500 Total Return   Restrictions Lapse

                       1                   5
                       2                  10
                       3                  15
                       4                  20
                       5                  25
                       6                  30
                       7                  35
                       8                  40
                       9                  45
                       10                 50

      (ii) On up to fifty percent (50%) of the Full Grant of Restricted Stock on May 8, 2000 if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and
                  (ii) the Fair Market Value of a Crane share shall exceed the Grant Price, in which case the Restrictions on 5% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P 500 Total Return as follows:

                  % By Which Crane   % of Full
                  Total Return       Grant of Restricted
                  Exceeds the S&P    Stock on Which
                  500 Total Return   Restrictions Lapse

                       1                   5
                       2                  10
                       3                  15
                       4                  20
                       5                  25
                       6                  30
                       7                  35
                       8                  40
                       9                  45
                       10                 50

      (iii) On up to one hundred percent (100%) of the Full Grant Restricted Stock on May 8, 2000, if on that Test Date (i) the Crane Total Return shall exceed the S&P 500 Total Return; and (ii) the Fair Market Value of a Crane Share shall exceed the Grant Price, in which case the restrictions on 10% of the Full Grant of Restricted Stock will lapse for each 1% by which the Crane Total Return exceeds the S&P Total Return as follows:

                  % By Which Crane   % of Full
                  Total Return       Grant of Restricted
                  Exceeds the S&P    Stock on Which
                  500 Total Return   Restrictions Lapse

                       1                  10
                       2                  20
                       3                  30
                       4                  40
                       5                  50
                       6                  60
                       7                  70
                       8                  80
                       9                  90
                       10                 100

      provided however, all percentages of the Full Grant of Restricted Stock on which Restrictions have lapsed by reason of either Section 3(a)(i) or 3(a)(ii) shall be credited against any percentage of the Full Grant of Restricted Stock on which Restrictions may lapse by reason of this Section 3(a)(iii).

      (iv) In the event of the Participant's Retirement, Permanent Total Disability, or death or in the event of a Change In Control; or

      (v) as may be otherwise provided under the terms of the Plan.

      At the end of the Restriction Period, all Restricted
      Shares as to which the Restrictions shall not have lapsed by reason of the operation of clauses (i) through (iv) of the foregoing sentence shall be forfeited and the Participant shall be required to return all applicable stock certificates to the Corporation.







(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Crane Shares and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted
Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

            "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902.

5.  TERMINATION OF EMPLOYMENT.

Except as provided in Section 3(a) (iv) of this Restricted
Stock Agreement and Section 6(d) of the Plan, the
Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Shares as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

      (a)   The Participant agrees to be bound by all terms
            and   provisions of the Plan, receipt of a copy of
            which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

      (b) The Participant agrees to provide the Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Shares are then listed, or of any applicable federal, state or other law.

      (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Shares awarded hereunder or Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.

In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period (as well as any schedule of installments for the lapse thereof), the Restrictions, Grant Price, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.







9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such Shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.

10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.


11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                                     CRANE CO.

                                     By:



                                     Participant

                                     Signed this     day of
                                     May, 1995

EXHIBITS 4(b)(ii)


                 RESTRICTED STOCK AGREEMENT-TIME VESTING
           UNDER THE RESTRICTED STOCK AWARD PLAN OF CRANE CO.
                          BETWEEN CRANE CO. AND
                                1~
                         DATED AS OF MAY 8, 1995

In recognition of the valued services performed by 2~ (the
"Participant") for Crane Co. and its subsidiaries and as an incentive for continued employment, Crane Co. (the
"Corporation"), through the Organization and Compensation
Committee of its Board of Directors (the "Committee"), has determined to award to the Participant certain shares of restricted stock under the terms of the Restricted Stock
Award Plan of Crane Co. (the "Plan") (a copy of which is attached hereto and made a part hereof).

As a condition to such award and pursuant to Section 5(a) of the Plan, the Corporation and the Participant hereby enter into this Restricted Stock Agreement and agree to the terms and conditions set forth hereafter.

1.  DEFINITIONS.

For purposes of this Agreement, and for purposes of interpreting the terms of the Plan, the following terms shall have the following meanings:

      (a) "Restriction Period" shall mean a period commencing on the date of the award and ending on May 8, 2005.

      (b) "Change-in-Control" shall have the meaning set forth in Section 6(d) of the Plan.

      (c) "Permanent Total Disability" shall mean wholly and permanently prevented from engaging in any occupation or employment for wages or profit substantially similar to that engaged in by the Participant at the time of the award as the result of psychiatric or bodily injury or disease.

      (d) "Retirement" shall mean "Normal Retirement" as defined in Crane Co.'s Pension Plan for
            Non-Bargaining Employees ("Crane Pension Plan").

2.  AWARD OF CRANE SHARES.

Pursuant to the provisions of the Plan and this Agreement and by the authority of the Committee, the Corporation awards 3~ Crane Shares (the "Restricted Stock") to the
Participant.

3.  RESTRICTIONS AND RIGHTS.

(a) During the Restriction Period the Restricted Shares are subject to forfeiture and may not be sold, transferred, assigned or pledged (the "Restrictions"). The
      Restrictions on the Restricted Stock shall automatically lapse:

      (i) when the participant reaches age 65, or on May 8, 2005, whichever is earlier; provided however in the event the Plan participant requests early retirement or otherwise leaves the employ of the Company, the Committee may, upon the Participant's request and in the Committee's sole discretion, waive or revise this provision to permit the lapse of Restrictions on all or a portion of the Restricted Stock awarded hereunder on or prior to such early retirement or other departure from the employ of the Company;

      (ii) in the event of the Participant's Retirement, Permanent Total Disability, or death or in the event of a Change-in-Control; or

      (iii) as may be otherwise provided under the terms of the Plan.

(b) During the Restriction Period, the Participant will be entitled to all other rights of a shareholder of the Corporation, including the right to vote the Crane Shares and receive dividends and other distributions thereon.

4.  STOCK CERTIFICATE.

Each stock certificate evidencing an award of Restricted
Stock shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form (the "Legend"):

      "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Restricted Stock Award Plan of Crane Co. and an Agreement entered into between the registered owner and Crane Co. Copies of such Plan and Agreement are on file in the offices of Crane Co., 100 First Stamford Place, Stamford, Connecticut 06902.

5.  TERMINATION OF EMPLOYMENT.

Except as otherwise provided for in Section 3(a) of this Restricted Stock Agreement and Section 6(d) of the Plan, the Participant's termination of employment during the Restriction Period shall result in the forfeiture of all Restricted Shares as to which the Restrictions have not lapsed, and the Participant shall be required to return all applicable stock certificates to the Corporation.

6.  COVENANTS.

      (a)   The Participant agrees to be bound by all terms
            and   provisions of the Plan, receipt of a copy of
            which is acknowledged by the Participant's signature below, and all such provisions shall be deemed a part of this Agreement for all purposes.

      (b) The Participant agrees to provide the Corporation, when and if requested, with any information or documentation which the Corporation believes necessary or advisable in connection with the administration of the Plan, including data required to assure compliance with the requirements of the Securities and Exchange Commission, of any stock exchange upon which the Shares are then listed, or of any applicable federal, state or other law.

      (c) The Participant agrees, upon due notice and demand, to promptly pay to the Corporation the cash amount of any taxes which are required to be withheld by the Corporation either at the time the Restriction Period lapses or at the time of award (in cases where the Participant duly elects to be taxed at such earlier time); provided, however, the Corporation, in its sole discretion, may accept Restricted Shares awarded hereunder or Shares otherwise previously acquired in satisfaction thereof.

7.  NO COVENANT OF EMPLOYMENT.

Neither the execution and delivery hereof nor the granting of any award evidenced hereby shall constitute, or be evidence of, any agreement or understanding, express or implied, on the part of the Corporation or its subsidiaries to employ the Participant for any specific period.

8.  ADMINISTRATION AND INTERPRETATION OF PLAN
    AND AGREEMENT.

In the event of any conflict between the terms herein and those of the Plan, the provisions of the Plan shall prevail.

The Committee shall have full authority and discretion, subject only to the terms of the Plan, to decide all matters relating to the administration or interpretation of the Plan and this Agreement thereunder, and all such action by the Committee shall be final, conclusive, and binding upon the Corporation and the Participant. The Committee shall have full authority and discretion to modify at any time the Restriction Period), the Restrictions, the other terms and conditions of this Agreement, the Legend and any other instrument evidencing this award, provided that no such modification shall increase the benefit under such award beyond that which the Committee could have originally granted at the time of the award, or shall impair the rights of the Participant under such award except in accordance with the Plan, or any applicable agreement or applicable law, or with consent of the Participant.

This Restricted Stock Agreement is deemed to be issued in, the award evidenced hereby is deemed to be granted in, and both shall be governed by the laws of, the State of Delaware. There have been no representations to the Participant other than those contained herein.

9.  DELIVERY.

All certificates for Restricted Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which Shares are then listed and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

The Committee may adopt rules which provide that the stock certificates evidencing such Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such Shares in custody until the restrictions thereon shall have lapsed and may require, as a condition of any award, that the Participant shall have delivered a stock power endorsed in blank relating to the stock covered by such award.







10.  AMENDMENT.

The terms of this Agreement shall be subject to the terms of the Plan as the Plan may be amended from time to time by the Board of Directors of the Corporation unless any Plan amendment by its terms or by its clear intent is inapplicable to this Agreement.

11.  NOTICE.

Any notice to the Corporation provided for in this Agreement shall be in writing and addressed to it in care of the Secretary of the Corporation, and any notice to the Participant shall be in writing and addressed to the Participant at the address contained in payroll records at the time or to such other address designated in writing by the Participant.

                                     CRANE CO.


                                     By:





                                     Participant

                                     Signed this              day of
                                     May, 1995

                                                         May 17, 1995


Crane Co.
100 First Stamford Place
Stamford, CT 06902

Gentlemen:

      Reference is made to the Registration Statement on Form S-8, to be filed contemporaneously herewith under the Securities Act of 1933 by Crane Co. (the "Registrant") relating to 92,994 additional common shares of the Registrant to be issued under the Crane Co. Restricted Stock Award Plan (the "Plan").

      In connection with the said filing, the undersigned has examined copies of the following:


      1. The Certificate of Incorporation of the Registrant and all amendments thereto as in existence and as filed with the Secretary of State of the State of Delaware.

      2.    The Bylaws of the Registrant.

      3. The Minutes of meetings of the Board of Directors and of the Shareholders of the Registrant adopting and ratifying the Plan, and amendments thereto.

      4.    The Crane Co. Restricted Stock Award Plan.

      5.    Registration Statement Form S-8 No. 33-22904.

      6. The Registration Statement to which this Document is an exhibit.

      Based on the foregoing documents and upon examination of such other records, documents and matter of law as deemed necessary, the undersigned is of the opinion that:

      1. The Registrant is a corporation duly organized and validly existing under the laws of the State of Delaware.

      2. The 92,994 additional Common Shares of the Registratnt authorized for issuance under the Plan have been duly authorized for issuance by the Registrant in accordance with the terms and conditions of the Plan, and such Shares when so issued will be validly issued, fully paid, non-assessable and, subject to the provisions of the Plan and the various RRestricted Stock Agrements with respect to the lapse of restrictions thereon, will be freely transferable.

      3. In giving the opinion set forth above, it has been assumed that the certificates for shares when issued will have been duly executed on behalf of the Company and will have been countersigned by the transfer agent and registered by the Registrar prior to their issuance.

      The undersigned presently owns 152,315 shares of the Registrant's common stock, including 43,338 restricted shares and holds options for 111,090 common shares under the Plan. The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of the undersigned's name therein under the caption "Legal Opinion" and in any prospectus materials to be used in connection therewith.

                                     Very truly yours,


                                     /S/ Paul R. Hundt
                                     Paul R. Hundt
                                     Vice President, General
                                     Counsel & Secretary

Exhibit 23








INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Crane Co. on Form S-8 of our reports dated January 23, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Crane Co. for the year ended December 31, 1994.




/S/ Deloitte & Touche LLP
Stamford, Connecticut
May 17, 1995